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                                                                 Exhibit 10.29

                               TRACTOR SUPPLY CO.

                         OTHER EXECUTIVE INCENTIVE PLAN


PURPOSE

             The Tractor Supply Co. Other Executive Incentive Plan (the "Plan") is established to provide additional compensation for other executive personnel who influence the profitability and success of Tractor Supply Co. (the "Company").

ADMINISTRATION

             The Plan is administered by the Compensation Committee (the "Committee") designated by the Board of Directors of the Company (the "Board"), which Committee, subject to action of the Board, has complete discretion and authority with respect to the Plan and its application except to the extent that discretion is expressly limited by the Plan. All action taken and decisions made by the Committee or the Board pursuant to the Plan shall be final and conclusive.

ELIGIBILITY FOR PARTICIPATION

             The Plan established a participating group of employees (the "Other Executive Group") comprising key executives of the Company. Exhibit "A" attached sets forth the Other Executive Group as of January 1, 1997. The Committee, in it sole discretion, shall decide with respect to each fiscal year the identity of employees assigned to the Other Executive Group. The Committee may add additional persons to, and remove persons from, the Executive Group during each fiscal year. Unless the Board decides otherwise, participants in the Plan shall only be entitled to bonuses to be paid during a fiscal year, if they are employed by the Company on the Determination Date (hereinafter defined) within such fiscal year. At the Board's discretion, participants who are not employed by the Company on such Determination Date because of death, disability, retirement or involuntary termination (other than for cause) may be entitled to participate in the Plan with respect to a fiscal year on a pro rate basis, if applicable, or otherwise.

DETERMINATION DATE

             Bonus amounts shall be decided by March 15 following the end of each fiscal year of the Company (the "Determination Date"). Bonus amounts shall be paid to the Other Executive Group as soon as administered practicable after the Determination Date. Salary increases shall be retroactive to the beginning of the fiscal year in which such determination was made.





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                               TRACTOR SUPPLY CO.

                         OTHER EXECUTIVE INCENTIVE PLAN


BONUS AMOUNTS

             Bonus amounts awarded will be used based on the percentage of FIFO pre-tax profit improvement from one fiscal year to the next fiscal year, as follows:

       FIFO PRE-TAX PROFIT IMPROVEMENT                     BONUS PERCENTAGE
       --------------------------------------------------------------------
             Increase from Prior Fiscal Year

             0 but less than 3%                                   0%
             3 but less than 6%                                  15%
             6 but less than 11%                                 20%
             11 but less than 21%                                30%
             21 but less than 31%                                40%
             31 but less than 41%                                45%
             41% or more                                         50%

             Decrease from Prior Fiscal Year               Board Discretion

   Board may increase percentage in its discretion
   Based on current annual base salary

RIGHT OF DISCHARGE RESERVED

             Nothing in the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

AMENDMENT OR TERMINATION OF THE PLAN

             The Board or the Committee shall have the right to amend or terminate the Plan any time and for any reason whatsoever.

EFFECTIVE DATE

             The Plan shall be effective for fiscal years commencing on and after January 1, 1997.



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GOVERNING LAW

             The Plan shall be governed by and construed according to the internal laws of the State of New York, without giving effect to the conflicts of laws principals thereof.





                                   EXHIBIT "A"



Participants in Tractor Supply Co. Other Executive Incentive Plan as of January 1, 1997:

                                    Lee Haberer
                                    Mike Kincaid
                                    Larry Goldberg
                                    Jim McMurray
                                    Daisy Vanderlinde
                                    Blake Fohl